INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made and entered into as of May 26, 2011, by and between The Edelman Financial Group Inc., a Texas corporation (the “Company”), and _____________  (the “Indemnitee”).

WHEREAS, qualified persons are reluctant to serve organizations as directors or officers or in other capacities unless they are provided with adequate protection against risks of claims and actions against them arising out of their service to and activities on behalf of such organizations;

WHEREAS, the parties hereto recognize that the legal risks and potential liabilities, and the threat thereof, associated with lawsuits filed against persons serving the Company and/or its subsidiaries, and the resultant substantial time, expense and anxiety spent and endured in defending lawsuits bears no reasonable relationship to the compensation received by such persons, and thus poses a significant deterrent and increased reluctance on the part of experienced and capable individuals to serve the Company and/or its subsidiaries;

WHEREAS, the uncertainties related to obtaining adequate insurance and indemnification have increased the difficulty of attracting and retaining such persons;

WHEREAS, Chapter 8 of the Texas Business Organizations Code (the “TBOC”) of the State of Texas, under which law the Company is organized, empowers a corporation organized in Texas to indemnify persons who serve as directors and/or officers of the corporation, or persons who serve at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise;

WHEREAS, the Bylaws of the Company permit indemnification to the fullest extent permitted by applicable law;

WHEREAS, it is reasonable, prudent and necessary for the Company to contractually agree to indemnify such persons to the fullest extent permitted by law, so that such persons will serve or continue to serve the Company and/or its subsidiaries free from undue concern that they will not be adequately indemnified; and

WHEREAS, the Indemnitee is willing to serve, continue to serve and to take on additional service for and on behalf of the Company on the condition that the Indemnitee is indemnified according to the terms of this Agreement;

NOW, THEREFORE, in consideration of the premises and of the Indemnitee’s agreement to provide services to the Company and/or its subsidiaries and intending to be legally bound hereby, the parties hereto agree as follows:

1.            Certain Definitions. For purposes of this Agreement:

(a)          “Agreement” has the meaning ascribed to such term in the preamble.

(b)          “Board” means the Board of Directors of the Company.

(c)          “Business Day” means

(d)          “Change in Control” means a change in control of the Company occurring after the date hereof in any of the following circumstances: (i) there shall have occurred an event required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; (ii) any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation or other entity owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, shall have become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding voting securities without prior approval of at least two-thirds of the members of the Board in office immediately prior to such person attaining such percentage interest; (iii) the Company is a party to a merger, consolidation, share exchange, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or (iv) during any fifteen-month period, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

(e)           “Company” means Sanders Morris Harris Group Inc., a Texas corporation.

(f)           “Disqualifying Event” has the meaning ascribed to such term in Section 7(d).

(g)          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h)          “Expenses” means any liability, obligation, judgment, penalty, settlement, fine, excise or similar tax, interest obligation, deficiency, other actual losses, and all reasonable expenses (including, without limitation, reasonable fees and expenses of attorneys, accountants, financial advisers, and other experts, retainers, court costs, costs of investigators, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness or otherwise participating in a Proceeding or establishing or enforcing a right to indemnification under this Agreement), and any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement.

(i)            “Indemnifiable Event” means any actual or alleged action, omission, event, or occurrence that arises out of or is related to the fact that the Indemnitee is or was serving as a member of the Board and/or an officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, or agent of, or in any other capacity for,  another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise.

(j)            “Indemnitee” has the meaning ascribed to such term in the preamble.

(k)           “Proceeding” includes (i) any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution proceeding, investigation, administrative hearing, or other proceeding, whether civil, criminal, administrative, arbitrative, investigative, or other, (ii) any appeal of an action, suit, or proceeding described in (i), or (iii) any inquiry or investigation, whether conducted by or on behalf of the Company, a subsidiary of the Company or any other party, formal or informal, that the Indemnitee in good faith believes might lead to the institution of an action, suit, or proceeding described in (i), except one initiated by the Indemnitee (other than as provided pursuant to Section 8).

(l)           “Special Legal Counsel” means a law firm, or member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the five years previous to his selection or appointment has been, retained to represent: (i) the Company or the Indemnitee in any matter material to either such party; (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder; or (iii) the beneficial owner, directly or indirectly, of securities of the Company representing 5% or more of the combined voting power of the Company’s then outstanding voting securities. Notwithstanding the foregoing, the term “Special Legal Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing in the State of Texas, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights to indemnification under this Agreement.

(m)         “TBOC” means the Texas Business Organization Code and any successor statute thereto when such successor statute becomes applicable to the Company, as either of them may from time to time be amended.

2.            Indemnification Arrangement. In the event the Indemnitee was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, to the fullest extent permitted by the TBOC, other applicable law, or the Company’s Articles of Incorporation and Bylaws, as the same may exist or be hereinafter amended (by statute or judicial decision) (but in the case of any such amendment, with respect to matters occurring before such amendment, only to the extent that such amendment permits the Company to provide the same or broader indemnification rights than permitted prior to such amendment), the Company shall, subject to and in accordance with the provisions of Section 7, indemnify and hold harmless the Indemnitee against any and all Expenses of such Proceeding as soon as practicable but in any event no later than (a) in the case of an initial written request for indemnification in connection with a Proceeding, ten Business Days after a determination has been made, or is deemed to have been made, that the Indemnitee is entitled to indemnification and (b) in the case of a written request for indemnification made pursuant to Section 6 in connection with a Proceeding for which a determination previously has been made that the Indemnitee is entitled to indemnification in connection with such Proceeding, ten Business Days after such written request.

3.            Advancement or Reimbursement of Expenses. The rights of the Indemnitee provided under Section 2 shall include, but not be limited to, the right to be indemnified and to have all Expenses advanced (including the payment of Expenses before final disposition of a Proceeding) in all Proceedings to the fullest extent permitted, or not prohibited, by the TBOC or other applicable law or the Company’s Articles of Incorporation and Bylaws. In addition, to the extent the Indemnitee is, by reason of (or arising in part out of) an Indemnifiable Event, a witness or otherwise participates in any Proceeding at a time when the Indemnitee is not named a defendant or respondent in the Proceeding, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in connection therewith. The Indemnitee shall be advanced Expenses, within ten Business Days after any request for such advancement, to the fullest extent permitted, or not prohibited, by Chapter 8 of the TBOC; provided that the Indemnitee has provided to the Company all affirmations, acknowledgments, representations, and undertakings that may be required of the Indemnitee by Chapter 8 of the TBOC.

4.           Notification and Defense of Proceedings. Indemnitee shall give notice (the “Notice”) to the Company within five Business Days after actual receipt of any summons, citation, subpoena, complaint, indictment, information, or other document related to any Proceeding begun in respect of which indemnity may be sought hereunder; provided, however, that the Indemnitee’s failure to give such notice to the Company within such time shall not relieve the Company from any of its obligations under Sections 2 and 3 of this Agreement except to the extent the Company has been materially prejudiced by Indemnitee’s failure to give such notice within such time period. Upon receipt of a Notice, the Company may assume the defense of such Proceeding, whereupon the Company shall not be liable to the Indemnitee under this Agreement for any fees or expenses of counsel subsequently incurred by Indemnitee or any other Expenses incurred with respect to the matters set forth in the Notice. The Company shall reimburse the Indemnitee pursuant to the terms of this Agreement for all Expenses related to the Proceeding incurred by the Indemnitee prior to the Indemnitee’s giving of the Notice. Notwithstanding the foregoing, Indemnitee shall be entitled to retain counsel and shall be reimbursed in full for all of the reasonable fees and expenses of such counsel in the event that (i) the Company fails to assume the defense of Indemnitee when it is required to do so hereunder, or (iii) there is a potential conflict of interest among Indemnitee and one or more other persons or entities represented by counsel proposed by the Company in fulfillment of its indemnification obligations hereunder. Nothing in this Agreement shall constitute a waiver of the Company’s right to seek participation at its own expense in any Proceeding which may give rise to indemnification hereunder.

5.            No Settlement without Consent. The Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent. The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on the Indemnitee without the Indemnitee’s written consent. Neither the Company nor the Indemnitee will unreasonably withhold or delay their consent to any proposed settlement.

6.            Request for Indemnification. To obtain indemnification as herein provided, the Indemnitee shall submit to the Secretary of the Company a written claim or request. Such written claim or request shall contain sufficient information to reasonably inform the Company about the nature and extent of the indemnification or advance sought by the Indemnitee. The Secretary of the Company shall promptly advise the Board of such request.

7.            Determination of Request.

(a)          Upon written request to the Company by the Indemnitee for indemnification pursuant to this Agreement, a determination, if required by applicable law, with respect to the Indemnitee’s entitlement thereto shall be made in accordance with Section 8.103(a)(1) or (2) of the TBOC; provided, however, that notwithstanding the foregoing, if a Change in Control shall have occurred, such determination shall be made by a Special Legal Counsel selected by the Board, unless the Indemnitee shall request (at the time the Indemnitee submits the written request for indemnification) that such determination be made in accordance with Section 8.103(a)(1) or (2) of the TBOC.

(b)          If entitlement to indemnification is to be determined by a Special Legal Counsel, the Company shall furnish notice to the Indemnitee within ten Business Days after receipt of a claim of or request for indemnification, specifying the identity and address of the Special Legal Counsel and a certification by the Special Legal Counsel that the Special Legal Counsel has reviewed and is in compliance with the requirements to be a Special Legal Counsel. The Indemnitee may, within six Business Days after receipt of such written notice of selection, deliver to the Company a written objection to such selection. Such objection may be asserted only on the ground that the Special Legal Counsel selected does not meet the requirements of a Special Legal Counsel as defined in this Agreement, and the objection shall set forth with particularity the factual basis for that assertion. If there is an objection to the selection of the Special Legal Counsel, either the Company or the Indemnitee may petition the Court for a determination that the objection is without a reasonable basis and/or for the appointment of a Special Legal Counsel selected by the Court. The Company shall pay any and all reasonable fees and expenses of the Special Legal Counsel incurred in connection with any such determination. If a Change in Control shall have occurred, the Indemnitee shall be presumed (except as otherwise expressly provided in this Agreement) to be entitled to indemnification under this Agreement upon submission of a request to the Company for indemnification, and thereafter the Company shall have the burden of proof in overcoming that presumption in reaching a determination contrary to that presumption. The presumption shall be used by the Special Legal Counsel, or such other person or persons determining entitlement to indemnification, as a basis for a determination of entitlement to indemnification unless the Company provides information sufficient to overcome such presumption by clear and convincing evidence or the investigation, review and analysis of the Special Legal Counsel or such other person or persons convinces him or them by clear and convincing evidence that the presumption should not apply.

(c)           The Indemnitee will cooperate with the person or persons making the determination under this Section 7 with respect to the Indemnitee’s entitlement to indemnification under this Agreement, including providing to such person or persons, on reasonable advance request, any documentation or information that is: (i) not privileged or otherwise protected from disclosure; (ii) reasonably available to Indemnitee; and (iii) reasonably necessary to that determination.

(d)          Any determination of the Indemnitee’s entitlement to indemnification to be made pursuant to this Section 7 shall be made, and the Indemnitee shall be notified of such determination, not later than 20 Business Days after receipt by the Secretary of the Company of the Indemnitee’s written claim for indemnification; provided, however, that in the case of a determination to be made by Special Legal Counsel the selection of whom is the subject of an existing objection, such determination, and the Indemnitee’s notification of such determination, shall be made not later than 20 Business Days after the selection of the Special Legal Counsel is finally determined. Notwithstanding anything herein to the contrary, if the person or persons empowered under this Section 7 to determine entitlement to indemnification have not made a determination within the applicable period set forth in this Section 7(d), the Indemnitee shall be deemed to be entitled to indemnification unless the Company establishes that a Disqualifying Event has occurred. Subject to applicable law, determinations of entitlement to indemnification made, or deemed to have been made, in accordance with the provisions of this Section 7, shall be conclusive, final and binding on the parties hereto unless, in the event the Company has previously determined to indemnify the Indemnitee, the Company establishes as provided in the final sentence of this Section 7 that: (i) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification; or (ii) such indemnification is prohibited by applicable law (each event described in subclause (i) or (ii) of this Section 7, a “Disqualifying Event”). Notwithstanding the foregoing, the Company may bring an action, in an appropriate court in the State of Texas or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of a Disqualifying Event; provided, however, that in any such action the Company will have the burden of proving the occurrence of such Disqualifying Event.

8.            Effect of Certain Proceedings. The termination of any Proceeding or of any matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that (a) the Indemnitee did not conduct himself in good faith and in a manner which he reasonably believed, in the case of conduct in his official capacity, to be in the best interests of the Company, or, in all other cases, that at least his conduct was not opposed to the Company’s best interests, or (b) with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful.

9.            Expenses of Enforcement of Agreement. The Indemnitee shall be entitled to seek an adjudication to enforce his rights under, or to recover damages for breach of rights created under or pursuant to, this Agreement either, at the Indemnitee’s option, in (a) an appropriate court of the State of Texas or any other court of competent jurisdiction, or (b) an arbitration to be conducted by a single arbitrator, selected by mutual agreement of the Company and the Indemnitee (or, failing such agreement by the then sitting Chief Judge of the United States District Court for the appropriate jurisdiction), pursuant to the commercial arbitration rules of the American Arbitration Association. In the event that the Indemnitee seeks any such judicial adjudication or arbitration award to enforce the Indemnitee’s rights under, or to recover damages for breach of rights created under or pursuant to, this Agreement, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by him in such judicial adjudication but only if he prevails therein. If it shall be determined in said judicial adjudication that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by the Indemnitee in connection with such judicial adjudication shall be reasonably prorated in good faith by counsel for the Indemnitee.

10.          Common Attorney. Notwithstanding the obligation of the Company to indemnify the Indemnitee against Expenses pursuant to Section 2, in the event there is a Proceeding by reason of (or arising in part out of) an Indemnifiable Event against several persons, including the Indemnitee, who have a right of indemnification against the Company with respect to Expenses relating to such Proceeding and who have common interests such that their goals are identical and there are no conflicts-of-interest among them, then such group of persons shall, by majority vote of such persons, select a single attorney or law firm to serve as the sole and exclusive legal counsel for all of the members of such group (including the Indemnitee). In the event the Indemnitee acts independently by retaining the legal services of any other attorney or law firm to additionally or separately represent him, all Expenses relating to such independently retained attorney or law firm shall be the sole responsibility of the Indemnitee.

11.          Nonexclusive Rights; Subsequent Change in Law. The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under applicable law, the Articles of Incorporation of the Company, the Bylaws of the Company, agreement, insurance, arrangement, a vote of shareholders or a resolution of directors, or otherwise. To the extent that a change in the TBOC or other applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company’s articles of incorporation or bylaws and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

12.          D&O Liability Insurance. The Company shall from time to time make a good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the directors and officers of the Company or its subsidiaries or affiliates, with coverage for losses incurred in connection with their services to the Company or its subsidiaries or affiliates or to ensure the Company’s performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. To the extent the Company maintains an insurance policy or policies providing directors’ and/or officers’ liability insurance, the Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any of the Company’s directors and/or officers. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Indemnitee has otherwise actually received such payment under any bylaws, insurance policy, contract, agreement or otherwise.

13.          Payment.  The Company shall not be liable to the Indemnitee under this Agreement to make any payment in connection with any claim against the Indemnitee to the extent the Indemnitee has otherwise actually received, and is entitled to retain, payment (under any insurance policy or  otherwise) of the amounts otherwise indemnifiable hereunder. Notwithstanding the foregoing, the Company and the Indemnitee agree that the Indemnitee has no obligation to pursue or exhaust any remedy against any third party, other than to reasonably cooperate with the Company and its insurer.

14.          Indemnitee’s Compensation. The obligations of the Company under this Agreement are not diminished or in any way affected by: (a) the Indemnitee holding from time to time any direct or indirect financial interest in the Company or in any entity in which the Indemnitee holds a directorship or position at the request of the Company; (b) payment to the Indemnitee by the Company or by any entity in which the Indemnitee holds a directorship or position at the request of the Company of director’s fees or any salary, wages, or any other form of compensation or remuneration; and (c) except as otherwise herein provided, any directors’ liability insurance placed by or for the benefit of the Indemnitee by the Indemnitee, the Company, or any entity in which the Indemnitee holds a directorship or position at the request of the Company.

15.          Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to the Indemnitee in connection with any Proceeding for any reason whatsoever, the Company, in lieu of indemnifying the Indemnitee for Expenses related to such Proceeding, shall contribute to the amount of Expenses incurred by the Indemnitee, in connection with such Proceeding, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and the Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and the Indemnitee in connection with such event(s) and/or transaction(s) giving rise to such Proceeding. The amounts so contributed will be paid to the Indemnitee as reimbursement for such Expenses as soon as practicable following the Indemnitee’s substantiation of the amount of such Expenses.

16.          No Employment Rights. Nothing in this Agreement is intended to create in the Indemnitee any right to continued service as a director and/or officer with the Company.

17.          Limitation on Indemnification. The Company shall not be obligated pursuant to the terms of this Agreement:

(a)           To indemnify the Indemnitee if (and to the extent that) a court or arbitration body having jurisdiction in the matter shall ultimately determine (in a final adjudication by a court from which there is no further right of appeal or in a final adjudication of an arbitration body) that such indemnification is not lawful; or

(b)           To indemnify the Indemnitee for the payment to the Company of profits pursuant to Section 16(b) of the Exchange Act, or Expenses incurred by the Indemnitee for Proceedings in connection with such payment under Section 16(b) of the Exchange Act.

18.          Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

19.          Term. This Agreement shall be effective from and after the date hereof, and shall continue until and terminate upon the later of: (a) the sixth anniversary after the Indemnitee has ceased to be a member of the Board and/or an officer of the Company or otherwise hold a position that could give rise to an Indemnifiable Event or (b) the final termination or resolution of all Proceedings with respect to which the Company is indemnifying the Indemnitee against any and all Expenses relating to such Proceeding pursuant to the terms of this Agreement that are commenced prior to such six-year anniversary.

20.          Amendments; Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

21.          Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors or assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), spouses, heirs, executors and personal or legal representatives. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as a director and/or officer of the Company.

22.          Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law. To the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

23.          Section 409A. The parties acknowledge and agree that the indemnification provisions herein are intended to constitute an indemnification plan within the meaning of Treasury Regulation Section 1.409A-1(b)(10) that does not provide for a deferral of compensation within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) with respect to any “bona fide claim” (as described in Treasury Regulation Section 1.409A-1(b)(10)) involving the actions or failures to act by the Indemnitee in his capacity as a service provider to the Company and its Subsidiaries. Notwithstanding the foregoing, in the event that any provisions herein are determined to provide for any deferral of compensation that is subject to Section 409A, such provisions are intended to comply with Section 409A and shall be interpreted accordingly.

24.          Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Texas, without giving effect to conflicts of law provisions thereof.

25.          Notice. All notices, demands and other communications required or permitted under this Agreement shall be made in writing and shall be deemed to have been duly received upon actual receipt if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed to the Company at:

The Edelman Financial Group Inc.
600 Travis, Suite 5800
Houston, Texas 77002
Attn: General Counsel

and to the Indemnitee at the address set forth on the signature page attached hereto.

26.          Facsimile and Counterpart Signature. This Agreement may be executed by facsimile signature and in one or more counterparts, each of which shall for all purposes be deemed an original and all of which shall constitute the same instrument, but only one of which need be produced.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

THE EDELMAN FINANCIAL GROUP INC.

By:
Name:
Title:

INDEMNITEE

Name:

Address: